UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2022 (the “Effective Date”), Marinus Pharmaceuticals, Inc. (the “Company”) entered into a Collaboration and Supply Agreement (the “Collaboration Agreement”) with Tenacia Biotechnology (Shanghai) Co., Ltd. (“Tenacia”).

Exclusive License and Retained Rights. The Company granted Tenacia an exclusive, royalty-bearing, sublicensable license to certain of the Company’s intellectual property rights to develop, commercialize and otherwise exploit certain products incorporating certain oral and intravenous formulations of the Company’s product candidate ganaxolone (“Licensed Products”) in Mainland China, Hong Kong, Macau and Taiwan (collectively, the “Territory”) for the diagnosis, prevention and treatment of certain human diseases, disorders or conditions (the “Field”), initially for the treatment of cyclin-dependent kinase-like 5 deficiency disorder, tuberous sclerosis complex and status epilepticus (“SE”) (including refractory and established SE) (collectively, the “Initial Indications”). The collaboration can be expanded to include additional indications and formulations of ganaxolone pursuant to a right of first negotiation described below.

Financial Terms. In connection with the execution of the Collaboration Agreement, Tenacia agreed to pay the Company an upfront cash payment of $10 million (the “Upfront Fee”) within forty-five (45) days after the Effective Date. In addition to the Upfront Fee, Tenacia has agreed to make cash payments to the Company upon the achievement of certain development, regulatory and sales-based milestones related to (i) the Initial Indications and (ii) the first new formulation or pro-drug of ganaxolone or any back-up compound of ganaxolone in a new indication (the “Selected Product”) for which the parties amend the Collaboration Agreement in connection with Tenacia’s exercise of its right of first negotiation and for which there is no other Licensed Product approved in China (for clarity, the milestone payments under this clause (ii) will only apply to one Selected Product), up to an aggregate amount of $256 million. Of the milestones, $15 million relates to regulatory approvals with separate milestones related to each of oral and intravenous formulations and the Selected Product, and an aggregate of $241 million of sales-based milestones are connected to annual revenue thresholds specific to each of the oral, intravenous and Selected Product formulations of ganaxolone.

Tenacia has further agreed to pay the Company tiered royalty payments based on annual net sales of Licensed Products ranging from the low double digits to the mid-teens for each of the oral formulation, intravenous formulation and Selected Product formulation of Licensed Products. Tenacia’s obligations to pay royalties to the Company with respect to sales of a Licensed Product in each particular jurisdiction of the Territory will commence on the date of first commercial sale in such jurisdiction and expire upon the latest of (i) ten years following the first commercial sale of such Licensed Product in such jurisdiction, (ii) the expiration of the last-to-expire valid claim of any licensed patent rights that covers such Licensed Product in such jurisdiction and (iii) the expiration of all regulatory exclusivities for such Licensed Product in such jurisdiction. Royalty payments are subject to reduction in specified circumstances as set forth in the Collaboration Agreement, including if net sales decrease by a certain percentage after the introduction of a generic product.

Governance. The parties agreed to establish a joint steering committee under the Collaboration Agreement, comprised of two representatives from the Company and two representatives from Tenacia, to, among other things, review and discuss the overall strategy for the exploitation of Licensed Products in the Field in the Territory and provide a forum for the discussion and coordination of the development and commercialization activities of the parties pursuant to the Collaboration Agreement.

Development Activities; Regulatory Matters; Manufacturing. Tenacia will be primarily responsible for the development of Licensed Products in the Territory and regulatory interactions related thereto, including conducting and sponsoring clinical studies in the Field in the Territory to support regulatory filings in the Territory. All regulatory approvals filed by Tenacia in the Territory will be in the name of and owned by the Company unless otherwise required by applicable law, in which case such regulatory approvals would be in the name of and owned by Tenacia for the benefit of the Company. The Company and Tenacia have agreed to enter into clinical and commercial supply agreements pursuant to which the Company will supply Tenacia with its requirements of Licensed Products necessary for Tenacia to develop and commercialize Licensed Products in the Field in the Territory. The parties agreed to enter into the clinical supply agreement no later than ninety (90) days after the Effective Date and the commercial supply agreement no later than twelve (12) months prior to Tenacia’s good faith estimate of the date of first commercial sale of the Licensed Product. The parties agreed that the commercial supply agreement would include a commercial supply price adjustment mechanism pursuant to the terms set forth in the Collaboration Agreement. The supply agreements are also expected to contain delivery, acceptance, payment, termination, forecasting, and other terms consistent with the Collaboration Agreement, as well as certain quality assurance, indemnification, liability and other standard industry terms.

Commercialization. Tenacia will be responsible for, at Tenacia’s sole cost and expense, obtaining regulatory approval and commercializing the Licensed Product in the Field in Mainland China.

Right of First Negotiation. The Company has agreed to notify Tenacia in the event the Company or any of its affiliates or its or their respective licensees or sublicensees intends to file or amend an investigational new drug application to initiate one or more clinical trials for any indication for a Licensed Product other than an Initial Indication, including as a proposed new formulation or prodrug of Licensed Product. If Tenacia elects to commercialize the new formulation or new indication, Tenacia will have the exclusive right to negotiate with the Company, and the parties will negotiate in good faith an amendment to the Collaboration Agreement, including conducting clinical trials as part of a global development program, the sharing of development costs and any additional milestone or other payments, to add such new formulation or new indication as a Licensed Product under the Collaboration Agreement. If Tenacia does not notify the Company of its interest within the time period set forth in the Collaboration Agreement, or if Tenacia and the Company are not able to reach agreement on an amendment to this Agreement within a specified period, then the Company will have no further obligation to Tenacia with respect to such indication or formulation.

Term and Termination. The term of the Collaboration Agreement extends for so long as royalties are payable anywhere in the Territory. Subject to the terms of the Collaboration Agreement, (i) for a specified period of time after the Effective Date, Tenacia may terminate the Collaboration Agreement in its entirety for any or no reason upon written notice to the Company, and (ii) either party may terminate the Collaboration Agreement for the other party’s material breach following a cure period or insolvency.

The Collaboration Agreement includes certain other customary terms and conditions, including mutual representations and warranties, covenants, and indemnification, intellectual property and confidentiality provisions.

The foregoing description of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement. A copy of the Collaboration Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 8.01.	Other Events.

On November 17, 2022, the Company issued a press release announcing its entry into the Collaboration Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this report include, among others, the Company’s expectations regarding the Tenacia collaboration, including the expected benefits of such collaboration and receipt of an upfront fee and potential milestone and royalty payments thereunder. Forward-looking statements in this report involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the potential for Tenacia to breach the Collaboration Agreement or terminate such agreements in accordance with their respective terms; and the ability of the parties to achieve the expected benefits from the Collaboration Agreement. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release issued by Marinus Pharmaceuticals, Inc., dated November 17, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: November 17, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer